Exhibit 99.2

Northern Oil and Gas, Inc. Continues to Reduce Fixed Charges

MINNEAPOLIS, MINNESOTA - July 18, 2018 - Northern Oil and Gas, Inc. (NYSE American: NOG) today announced that it has entered into an additional independent, separately negotiated exchange agreement with an institutional holder (the “Investor”) of its 8% senior unsecured notes due 2020 (the “Notes”). The agreement represents a debt reduction of $9,943,000 par value of Notes. Through this and other recently announced exchanges, Northern has now entered into agreements to retire $63,700,000 of its remaining Notes, permanently reducing interest expenses by $5,096,000 on an annual basis.

In this exchange for the Notes, Northern will issue 3,057,559 shares of common stock to the Investor. In exchange for certain guarantees, the Investor has agreed to an approximately nine month lock-up period, subject to certain exceptions.

MANAGEMENT COMMENT

“As we have stated in prior releases, given the strong backlog of opportunities in the Williston Basin, liability management is critical to enhancing our competitive advantage,” said Nick O’Grady, Northern’s Chief Financial Officer. “With our lean, scalable cost structure and now further enhanced balance sheet, Northern shares offer investors strong organic growth, low debt, and upside from future potential accretive acquisitions.”

This announcement is neither an offer to exchange nor a solicitation of an offer to exchange any securities. The exchange is exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s properties, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products, services and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Nicholas O’Grady

Chief Financial Officer

(952) 476-9800

nogrady@northernoil.com

Source: Northern Oil and Gas, Inc.